                                                                    EXHIBIT 3.11

                                   8107 668
                                   --------
                             (Line for Numbering)
                                    723963

                         COMMONWEALTH OF PENNSYLVANIA

                              DEPARTMENT OF STATE
                              CORPORATION BUREAU

     In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. (S)1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.   The name of the corporation is:

     CHIPPEWA FARMS CORPORATION
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2.   The location and post office address of the initial registered office of the corporation in this Commonwealth is:

                              Second Street Pike,
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     (NUMBER)                                               (STREET)

     Penns Park                                 Pennsylvania  18943
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     (CITY)                                                 (ZIP CODE)

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

To own and lease agricultural land, to raise feed grains and other crops and also livestock and any other agricultural animals and to engage in and do any lawful act concerning any lawful business for which corporations may be incorporated under the said Pennsylvania Business Corporation Law, as amended.

4.   The term for which the corporation is to exist is:  Perpetual
                                                       -----------------------

5. The aggregate number of shares which the corporation shall have authority to issue is:

     1,000 shares of common stock having no par value and having a stated value applicable thereto of $1.00 per share.

6. The name(s) and post office address(es) of each incorporator(s) and the numbers and class of shares subscribed by such incorporation (is) (are)

             NAME                           ADDRESS                NUMBER AND CLASS OF SHARES
Better Materials Corporation                                                   1,000
------------------------------   ------------------------------   ---------------------------
Second Street Pike
------------------------------   ------------------------------   ---------------------------
Penns Park, Pa. 18943
------------------------------   ------------------------------   ---------------------------

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     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 9th day of January, 1981.

Attest:   /s/       (SEAL)    Better Materials Corporation (SEAL)
       -------------          -----------------------------

(SEAL)                        By:   /s/                    (SEAL)
                                 --------------------------

                                    Vice President

INSTRUCTIONS FOR COMPLETION OF FORM:

A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

B. One of more corporations or natural persons of full age may incorporate a business corporation.

C. Optional provisions required or authorized by law may be added as paragraphs 7, 8, 9 . . . etc.

D.   The following shall accompany this form:

     (1) Three copies of Form DSCB:BCL-206 (Registry Statement Domestic or Foreign Business Corporation).

     (2)  Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
          Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

     (3)  Any necessary governmental approvals.

E. BCL (S) 205 (15 Pa. (S) 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                                       2
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                         Commonwealth of Pennsylvania
                              Department of State

                         CERTIFICATE OF INCORPORATION

                  Office of the Secretary of the Commonwealth

To All to Whom These Presents Shall Come, Greeting:

     Whereas, under the provisions of the Law of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a "Certificate of Incorporation" evidencing the incorporation of an entity.

     Whereas, the stipulations and conditions of the Law have been fully complied with by


                           CHIPPEWA FARMS CORPORATION

     Therefore, know ye, that subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

     Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

     Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 16th day of January, in the year of our Lord one thousand nine hundred and eighty-one and of the Commonwealth the two hundred fifth.



                                /s/ William R. Davis
                                --------------------------------------
                                Secretary of the Commonwealth